UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 28, 2016

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

000-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 28, 2016, the board of directors of Silver Dragon Resources Inc. (the “Company”), upon the recommendation of the Company’s management and after discussion with the Company’s independent registered public accounting firm concluded that as a result of becoming aware of new information regarding certain adjustments (the “Adjustments”) made on the December 31, 2015 restated audited financial statements of the Company’s equity investment in China, the following financial statements and the audit report on annual financial statements of the Company should no longer be relied upon.

•	the annual statements for the years ended December 31, 2015 and December 31, 2014 (the “Annual Financials”);

•	the interim financial statements for the three month periods ended March 31, 2015 and March 31, 2014 (the “March Financials”);

•	the interim financial statements for the six month periods ended June 30, 2015 and June 30, 2014 (the “June Financials”); and

•

the interim financial statements for the nine month periods ended September 30, 2015 and September 30, 2014 (the “September Financials,” and, together with the June Financials and the March Financials, the “Interim Financials”).

At this time, all the changes necessary to adjust the financial statements for the non-reliance periods are not known and cannot be quantified. The Company is endeavoring to obtain the required information pertaining to the Adjustments including engaging local counsel in China to investigate the matter and gather the required information.

Item 8.01 Other Events.

As of July 1, 2016 the Company’s common stock, par value $0.0001 per share, was listed on the OTC PINK. The Company’s common stock was previously listed on the OTCQB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: July 6, 2016	/s/ Marc Hazout
By: Marc Hazout, President & CEO